SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

TRW INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement)

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TABLE OF CONTENTS

April 2, 2002

Dear Fellow Shareholder:

       Northrop Grumman has announced that it will submit three shareholder proposals for vote at TRW’s Annual Meeting on April 24, 2002 — another step in its self-serving effort to acquire your company for less than it is worth. You may be receiving from Northrop Grumman a green proxy card and other materials asking for your support.

       We are writing to urge you NOT to sign or return Northrop Grumman’s green proxy card. To protect the value of your investment, we recommend that you sign, date, and mail the enclosed WHITE proxy card today. If you have already voted on the Company’s WHITE proxy card and do not support Northrop Grumman’s shareholder proposals, you do not need to take any further action.

DO NOT SUPPORT NORTHROP GRUMMAN’S ATTEMPTS TO TAKE OVER YOUR COMPANY AT A BELOW-MARKET PRICE

       In what we view as a transparent attempt to pressure your Board of Directors into accepting Northrop Grumman’s highly conditional and grossly inadequate $47* per share offer, Northrop Grumman is seeking your vote on three shareholder proposals. Remarkably, these proposals ask you to support Northrop Grumman’s efforts to:

•	Have TRW provide Northrop Grumman with confidential, business-sensitive information about the Company, notwithstanding Northrop Grumman’s opportunistic and severely undervalued bid;

•	Limit the number of TRW directors who can take actions regarding Northrop Grumman’s inadequate proposal; and

•	Cause the Board to facilitate Northrop Grumman’s below-market offer.

YOUR BOARD OF DIRECTORS BELIEVES THAT THESE PROPOSALS ARE UNNECESSARY AND SELF-SERVING AND WILL NOT ENHANCE THE VALUE OF YOUR INVESTMENT

       Northrop Grumman’s shareholder proposals are part of its ongoing effort to force you to accept an offer that your Board of Directors, after careful consideration, including a thorough review with independent financial and legal advisors, has already concluded is financially inadequate and not in the best interests of TRW shareholders. Simply put:

•	Northrop Grumman’s financially inadequate offer provides no basis for providing confidential, business-sensitive information to Northrop Grumman.

•	Excluding some of TRW’s Board members from actively participating in this critical decision for the Company is ill-founded. Eleven of the thirteen directors on TRW’s Board are independent directors. The Board has already unanimously determined that Northrop Grumman’s offer is financially inadequate and not in the best interests of TRW shareholders.

•	Northrop Grumman’s unsolicited offer places less value on your Company than the current market price and does not begin to recognize the value of TRW’s announced shareholder value enhancement plan.

WE ARE TAKING THE NECESSARY STEPS TO FULLY REALIZE THE VALUE OF TRW’S PREMIER FRANCHISE

       Your Board believes that TRW can significantly enhance value for its shareholders through the continued execution of its shareholder value enhancement plan. We are confident that this plan will deliver more value to TRW shareholders than Northrop Grumman’s $47 per share offer. Key elements of the plan include:

•	Accelerating our program to reduce debt by $1.6 billion to $2 billion in 2002 through operating cash flow, asset sales and other actions, including the sale of the Aeronautical Systems business;

•	Pursuing a spin-off of our Automotive business in a tax-efficient manner — targeted for completion in six to nine months; and

•	Leveraging our superior portfolio of advanced technology and unique market positions to capitalize on the positive economic trends across our automotive, defense and aerospace businesses.

       Let’s face it: If Northrop Grumman is allowed to buy TRW’s rich assets at a bargain price, it is Northrop Grumman shareholders who benefit. If TRW continues to execute its shareholder value enhancement plan, it is TRW shareholders alone who benefit.

       TRW has an experienced management team in place and we are well positioned to deliver sustainable earnings and cash flow growth. In 2001, we exceeded earnings expectations in each quarter, and we are on track to meet or exceed 2002 expectations.

       THIS IS ALL ABOUT ENHANCING VALUE FOR OUR SHAREHOLDERS

       Additional information concerning Northrop Grumman’s shareholder proposals and your Board’s reasons for recommending that you vote AGAINST them is contained in the enclosed Supplement to TRW’s Annual Meeting Proxy Statement.

       In addition to asking shareholders to vote on these proposals at the Annual Meeting on April 24, Northrop Grumman has required your Company to convene a Special Meeting of Shareholders to vote on whether to authorize Northrop Grumman to purchase TRW shares. This vote is a requirement under Ohio’s control share acquisition law. Accordingly, your Board has called a Special Meeting for April 22, 2002. There are now two scheduled meetings of TRW shareholders, each requesting your vote on separate proposals. You also will be receiving separate proxy materials and TRW’s GOLD proxy card relating to the proposal to be voted on at the Special Meeting.

       In view of Northrop Grumman’s pressure tactics to get TRW shareholders to approve a below-market offer, your votes at both of these meetings are extremely important, regardless of the number of shares you own.

       Please support your Board of Directors and vote for enhanced shareholder value by signing, dating and promptly mailing the enclosed WHITE proxy card today. If you have already returned Northrop Grumman’s green proxy card, you may change your mind and revoke your vote by signing, dating, and mailing the enclosed WHITE proxy card today.

       We thank you for your continued support.

On behalf of your Board of Directors,

Philip A. Odeen	Kenneth W. Freeman
Chairman	Lead Director

IMPORTANT

PLEASE DO NOT RETURN ANY GREEN PROXY CARD FOR ANY REASON. ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED, AND ANY GREEN PROXY SENT IN FOR ANY REASON COULD INVALIDATE PREVIOUS CARDS SENT BY YOU TO SUPPORT YOUR COMPANY.

If you are a shareholder of record or own your shares in “street name” and signed TRW’s original WHITE proxy card, or have previously voted by telephone or the Internet, and have not returned Northrop Grumman’s green proxy card, you have given TRW’s designated proxy holders discretion to vote AGAINST the Northrop Grumman Shareholder Proposals, and that is all you need to do if you support your Board’s recommendation to vote AGAINST the Northrop Grumman Shareholder Proposals.

Participants who own shares through the Company’s stock-based employee plans should read the section captioned “Employee Plan Voting” in the enclosed Supplement.

If you have any questions or need assistance in voting your shares, please call:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

17 STATE STREET
10th FLOOR
NEW YORK, NEW YORK 10004
CALL TOLL FREE: (866) 649-8030

*	Northrop Grumman’s Offer to Exchange would provide for each share of TRW common stock to be exchanged for that number of shares of Northrop Grumman common stock having a value equal to $47. The exact exchange ratio would be determined by dividing $47 by the average of the closing price of Northrop Grumman common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the Offer to Exchange, but in no event will the exchange ratio be greater than 0.4563 ($47/$103) or less than 0.4159 ($47/$113).